Exhibit 99.1

FOR IMMEDIATE RELEASE

HCI Group Reports First Quarter 2015 Results

TAMPA, Fla. – April 30, 2015 – HCI Group, Inc. (NYSE:HCI) reported results today for the quarter ended March 31, 2015.

First Quarter 2015 - Financial Results

Income available to common stockholders in the first quarter of 2015 totaled $25.4 million or $2.21 diluted earnings per common share compared with $17.6 million or $1.44 diluted earnings per common share in the first quarter of 2014.

Gross premiums earned in the first quarter of 2015 totaled $109.6 million compared with $93.9 million in the first quarter of 2014. The increase was primarily due to policies assumed from Citizens Property Insurance Corporation in December 2014.

Net premiums earned (defined as gross premiums earned less premiums ceded to reinsurance companies) in the first quarter of 2015 totaled $81.7 million compared with $66.4 million in the first quarter of 2014. Premiums ceded in the first quarter of 2015 were 25.4% of the company’s gross premiums earned, compared with 29.3% during the first quarter of 2014.

Investment related income in the first quarter of 2015 was $1.2 million, but was offset by a $1.7 million noncash charge due to declines deemed other than temporary in the fair value of securities owned by the Company. This compares with $1.1 million in investment related income in the first quarter of 2014.

Losses and loss adjustment expenses during the first quarter of 2015 were $19.0 million compared with $18.6 million in the first quarter of 2014.

Policy acquisition and other underwriting expenses increased to $9.8 million in the first quarter of 2015 compared with $9.1 million in the same quarter of 2014. The increase is attributable to an increase in direct written premiums.

Salaries and wages during the first quarter of 2015 were $4.9 million compared with $4.2 million in the same period in 2014. The increase is primarily attributable to an increase in headcount at the company’s Tampa headquarters.

Interest expense from the company’s senior notes issued in 2013 totaled $2.7 million in the first quarter of 2015 compared with $2.6 million in the first quarter of 2014.

Other operating expenses, which include a variety of general and administrative expenses, totaled $4.8 million in the first quarter of 2015 compared with $5.4 million in the first quarter of 2014. The decrease is primarily attributable to a decrease in stock-based compensation.

First Quarter 2015 - Financial Ratios

The company’s loss ratio applicable to the three months ended March 31, 2015 (losses and loss adjustment expenses incurred related to net premiums earned) was 23.3% compared with 28.0% for the three months ended March 31, 2014. The company’s wind-only policies, assumed from Citizens in December 2014, contributed to the year over year improvement.

The expense ratio applicable to the three months ended March 31, 2015 (defined as underwriting expenses, interest and other operating expenses related to net premiums earned) was 27.1% compared with 32.0% for the three months ended March 31, 2014.

Expressed as a total of all expenses related to net premiums earned, the combined loss and expense ratio to net premiums earned was 50.4% in the first quarter of 2015 compared with 60.0% in the first quarter of 2014.

Share Repurchase Plan

During the three months ended March 31, 2015, the Company repurchased and retired 37,869 shares at a cost, inclusive of fees and commissions, of approximately $1.6 million, or $42.51 per share. This repurchase plan expired March 31, 2015. The total cost of 1,028,570 shares repurchased, inclusive of fees and commissions, during this just over one-year repurchase plan was approximately $40.0 million or $38.85 per share.

Management Commentary

“Our core insurance operations continue to perform at industry leading levels driven by our strict underwriting standards and expense management,” said Paresh Patel, the company’s chairman and chief executive officer. “In fact, our net premiums earned and net income during the quarter were the highest in our company’s history. As we have done throughout HCI’s history, we will patiently evaluate the marketplace for attractive growth opportunities.”

Conference Call

HCI management will host a conference call later today (April 30, 2015) to discuss these financial results followed by a question and answer session. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Richard Allen will host the call starting at 4:30 p.m. Eastern time. A question and answer session will follow management’s presentation.

Interested parties can listen to the live presentation, which can be accessed by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company’s website at www.hcigroup.com.

Listen-only toll-free number: (877) 407-8033

Listen-only international number: (201) 689-8033

Conference ID: 13606510

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day through May 30, 2015 and via the Investor Information section of the HCI Group website at www.hcigroup.com until July 30, 2015.

Toll-free replay number: (877) 660-6853

International replay number: (201) 612-7415

Conference ID: 13606510

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners’ insurance, reinsurance, real estate and information technology. The company’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., is a leading provider of property and casualty insurance in the state of Florida.

The company’s common shares trade on the New York Stock Exchange under the ticker symbol “HCI” and are included in the Russell 2000 and S&P SmallCap 600 Index. Its 8% Senior Notes trade on the New York Stock Exchange under the ticker symbol “HCJ.” For more information about HCI Group, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “confident,” “prospects” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. There can be no assurance, for example, that accretive growth opportunities will arise. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Kevin Mitchell, Vice President of Investor Relations

HCI Group, Inc.

(813) 405-3603

kmitchell@hcigroup.com

Investor Relations Contact:

Michael Koehler

Liolios Group, Inc.

Tel (949) 574-3860

hci@liolios.com

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except share amounts)

	At March 31, 2015	At December 31, 2014
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $156,528 and $96,163, respectively)	$158,325	97,084
Equity securities, available for sale, at fair value (cost: $57,836 and $45,387, respectively)	59,779	45,550
Limited partnership investment, at equity	21,795	2,550
Investment in joint venture, at equity	4,747	4,477
Real estate investments	19,580	19,138

Total investments	264,226	168,799
Cash and cash equivalents	271,413	314,716
Accrued interest and dividends receivable	1,451	1,059
Income taxes receivable	—	2,624
Premiums receivable	18,516	15,824
Prepaid reinsurance premiums	16,072	34,096
Deferred policy acquisition costs	15,063	15,014
Property and equipment, net	12,188	12,292
Deferred income taxes, net	2,220	2,499
Other assets	41,195	35,287

Total assets	$642,344	602,210

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$51,177	48,908
Unearned premiums	185,958	214,071
Advance premiums	19,708	4,380
Assumed reinsurance balances payable	9,651	218
Accrued expenses	9,963	4,826
Income taxes payable	13,507	—
Long-term debt	130,227	129,539
Other liabilities	16,137	17,683

Total liabilities	436,328	419,625

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (no par value, 1,500,000 shares authorized, no shares issued or outstanding)	—	—
Series B junior participating preferred stock (no par value, 400,000 shares authorized, no shares issued or outstanding)	—	—
Preferred stock (no par value 18,100,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 10,137,006 and 10,189,128 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively)	—	—
Additional paid-in capital	19,927	20,465
Retained income	183,792	161,454
Accumulated other comprehensive income, net of taxes	2,297	666

Total stockholders’ equity	206,016	182,585

Total liabilities and stockholders’ equity	$642,344	602,210

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Amounts in thousands, except per share amounts)

	Three Months Ended
	March 31, 2015	March 31, 2014
	(Unaudited)
Revenue
Gross premiums earned	$109,567	93,888
Premiums ceded	(27,839)	(27,508)

Net premiums earned	81,728	66,380
Net investment income	1,409	1,059
Policy fee income	541	257
Net realized investment (losses) gains	(193)	4
Other-than-temporary impairment loss	(1,690)	—
Other	415	417

Total revenue	82,210	68,117

Expenses
Losses and loss adjustment expenses	19,039	18,565
Policy acquisition and other underwriting expenses	9,799	9,129
Salaries and wages	4,898	4,185
Interest expense	2,661	2,574
Other operating expenses	4,767	5,354

Total expenses	41,164	39,807

Income before income taxes	41,046	28,310
Income tax expense	15,668	10,690

Net income	$25,378	17,620
Preferred stock dividends	—	3

Income available to common stockholders	$25,378	17,623

Basic earnings per common share	$2.50	1.60

Diluted earnings per common share	$2.21	1.44

Dividends per common share	$0.30	0.28

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